Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECOND AMENDED AND RESTATED NANTOMICS EXCLUSIVE RESELLER AGREEMENT
This Second Amended and Restated NantOmics Exclusive Reseller Agreement (this “Agreement”) is made as of September 20, 2016, with an effective date as of June 19, 2015 (the “Effective Date”), by and between NantOmics, LLC, a Delaware limited liability company (“NantOmics”), and NantHealth, Inc., a Delaware corporation (“NantHealth”). NantOmics and NantHealth are sometimes referred to herein as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, NantOmics has developed and makes available certain genomic and proteomic analysis and bioinformatics services;
WHEREAS, NantHealth and NantOmics are parties to that certain NantOmics Exclusive Reseller Agreement (the “Original Agreement”), effective as of June 19, 2015, under which NantHealth obtained the right to market and resell such services on an exclusive basis in the Commercial Field of Use (defined below);
WHEREAS, NantHealth and NantOmics amended and restated the Original Agreement pursuant to an Amended and Restated NantOmics Exclusive Reseller Agreement dated May 9, 2016 (the “First Restated Agreement”) to clarify certain terms of the Original Agreement;
WHEREAS, NantHealth and NantOmics wish to amend and restate the First Restated Agreement with the terms of this Agreement to clarify certain terms of the First Restated Agreement.
NOW, THEREFORE, for good and valuable consideration, including the mutual covenants and conditions herein contained, the Parties do hereby (a) amend, restate and replace the First Restated Agreement in its entirety and (b) otherwise agree as follows:
AGREEMENT
1.    Definitions. Capitalized terms that are used but not otherwise defined in this Agreement shall have the meanings set forth below:
“Affiliate” means, with respect to a Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. For purposes of this Agreement, (i) NantHealth and its Subsidiaries shall not be deemed to be Affiliates of NantOmics and (ii) NantOmics and its Affiliates shall not be deemed to be Affiliates of NantHealth.
“Claim” means any claim, action, suit, or proceeding.
“Commercial Field of Use” means the marketing, sale and provision of Omics Services on a fee basis to Institutional Customers, in each case, for use in connection with the information provided to an Institutional Customer. For the avoidance of doubt, the “Commercial Field of Use” does not include Omics Services provided primarily for research or educational purposes or for consumer applications or primarily for the discovery, development, evaluation, trial, analysis or regulatory approval of any pharmaceutical or therapeutic product or treatment, or any companion diagnostic, biomarker, neoantigen or neoepitope.
“Confidential Information” means non-public information of a Disclosing Party or its Affiliates, including (a) any trade secrets and any information relating to the Disclosing Party’s current and planned

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL

Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

products and services, technology, source code, techniques, know-how, research, engineering, designs, finances, accounts, procurement requirements, manufacturing, customer lists, business forecasts, and marketing; (b) any information disclosed in writing that is clearly marked “confidential” or with a similar proprietary notice at the time of disclosure; (c) any information disclosed verbally that is identified as “confidential” or similarly at the time of disclosure, or which, by its nature, a reasonable person would consider confidential; (d) the terms and conditions of this Agreement; and (e) Omics Data.
“Contractual Allowance” means the difference between (i) the gross amount billed by NantHealth to an Institutional Customer for the Omics Services minus (ii) the amount approved for payment by an Institutional Customer in exchange for the Omics Services.
“Control” means the direct or indirect power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Customer Agreement” means an agreement that is accepted and agreed to by an Institutional Customer for the provision Omics Services sold by NantHealth or its Subsidiary under this Agreement.
“Institutional Customer” means an insurer, payor, self-insured health plan or healthcare provider that pays for, or agrees to pay for, Omics Services. For the avoidance of doubt, unless otherwise agreed on a case by case basis by NantOmics in its discretion, “Institutional Customers” shall not include research, academic or educational institutions, pharmaceutical or biotechnology companies or individual patients or consumers.
“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, or other requirement or rule of any federal, state, local, or foreign government or political subdivision thereof, or any arbitrator, court, or tribunal of competent jurisdiction.
“License Agreement” means that certain License Agreement between NantHealth and NantOmics of even date herewith, in form attached hereto as Exhibit A.
“Loss” means all losses, damages, liabilities, deficiencies, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees, the costs of enforcing any right to indemnification hereunder, and the cost of pursuing any insurance providers.
“NantOmics Marks” means the trade names, trade dress, trademarks, service marks, logos, brand names and other identifiers of NantOmics or otherwise used in connection with any Omics Services, including any applications, registrations, and renewals thereof.
“Net Billing Amount” means the difference between (i) the gross amount billed by NantHealth to an Institutional Customer for the Omics Services minus (ii) the Contractual Allowance, if any.
“Omics Data” means [***]
“Omics Platform” means the hardware, software, systems, tools, database processes, reporting methodology, testing procedures and other technology utilized by or for NantOmics in the operation or provision of Omics Services.
“Omics Report” means the final, clinical report issued via the Omics Services hereunder for delivery to the applicable requisitioning physician.

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL

Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Omics Services” means whole genome sequencing, whole exome sequencing, RNA-Seq and quantitative proteomics, and computational and data management and bioinformatics services, made commercially available by NantOmics to NantHealth for NantHealth to resell to Institutional Customers during the Term in accordance with this Agreement.
“Other Services” means consulting and other professional services that may be provided by or on behalf of NantOmics to NantHealth or its Subsidiaries from time to time in connection with this Agreement.
“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization, or government, political subdivision, agency or instrumentality.
“Representatives” means a with respect to a Party or its Affiliates, each of their respective employees, officers, directors, partners, shareholders, agents, attorneys, and third-party advisors.
“Services” means the Omics Services and Other Services, collectively.
“Subsidiary” means, with respect to a Person, any other Person that is directly or indirectly, through one or more intermediaries, Controlled by such Person.
“Term” has the meaning set forth in Section 13 hereof.
“Territory” means the entire world.
2.    Appointment as Reseller.
2.1     Appointment. Subject to the restrictions and obligations set forth in this Agreement, NantOmics hereby appoints NantHealth, during the Term, as an exclusive reseller of the Omics Services in and for the Commercial Field of Use, with the exclusive right to market and sell Omics Services in the Territory to and for Institutional Customers in and for the Commercial Field of Use.
2.2     Exclusivity. The rights granted to NantHealth under Section 2.1 are exclusive. Accordingly, during the Term and except to the extent otherwise agreed by the Parties on a case-by-case basis, NantOmics will not provide or otherwise make available Omics Services to other Persons in or for the Commercial Field of Use and will not authorize or grant any other Person the right to market or sell Omics Services in or for the Commercial Field of Use. For the avoidance of doubt, and notwithstanding anything herein to the contrary: (a) the foregoing exclusivity does not apply, and NantOmics reserves the right to offer and make Omics Services available, outside the Commercial Field of Use; and (b) NantHealth and its Subsidiaries have the right to use vendors other than NantOmics to provide whole genome sequencing, whole exome sequencing, RNA-Seq and quantitative proteomics, and computational and data management and bioinformatics services. To the extent that NantHealth uses another vendor for some or all of such services, the Parties agree to negotiate together in good faith to develop a revised pricing structure separate and apart from Section 3.1.
2.3    Customer Engagement, Billing and Order Processing. NantHealth will provide and manage, in its reasonable discretion, relationships relating to the Omics Services, including (i) processing all order requisitions received from customers, (ii) handling all inquiries and customer service requests from physicians, patients and Institutional Customers, both prior to and after the receipt of an order, (iii) maintaining a team of appropriately trained medical professionals that will be responsible for assisting the customer to understand and interpret the Omics Reports and (iv) managing billing, payments, billing inquiry, collections

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL

Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

and other transaction related processes for the Omics Services via direct interaction with Institutional Customers (which may include the delivery of general reports to Institutional Customers regarding Omics Services provided to/for such Institutional Customers) (collectively, “Omics Transactional Activities”).
2.4     Order Fulfillment Process. NantHealth will be responsible for (i) coordinating all aspects of the performance of the Omics Services with physicians, patients and Institutional Customers, including obtaining from such parties the required order requisition, patient consent and Health Insurance Portability and Accountability Act forms, and (ii) the ultimate acceptability and medical necessity of the Omics Services ordered by NantHealth’s customer.
2.5     Branding. All branding of the Omics Services (including sample collection kits) will be controlled by NantHealth; provided that NantHealth shall give appropriate reference to NantOmics and its laboratories in order to comply with applicable laws, rules, regulations or industry practice.
2.6 Marketing and Promotion.
(a)    NantHealth will be responsible for developing its own marketing strategies, plans and materials to be used for the promotion and sale of Omics Services under this Agreement and shall have no obligation to acknowledge in such materials that NantOmics is providing the Omics Services to NantHealth, unless and to the extent required by applicable laws, rules or regulations.
(b)    NantOmics will provide commercially reasonable marketing support to NantHealth regarding the Omics Services, which may include: (i) providing commercially reasonable training to NantHealth’s sales personnel; and (ii) reasonably cooperating with NantHealth in responding to requests regarding specific technical requirements in Customer Agreements that relate to the Omics Services.
(c)    NantHealth shall: (i) use commercially reasonable efforts to market and actively promote the Omics Services in a professional manner; and (ii) refrain from making false or misleading claims or representations concerning Omics Services, whether in the marketing materials or otherwise.
2.7     Provision and Quality of Services and Capacity Planning. NantOmics will use its commercial reasonable efforts to provide the Services in a timely, skillful, professional and workmanlike manner by qualified personnel exercising care, skill and diligence consistent with industry standards, and in accordance with the terms and conditions of this Agreement. NantHealth shall cooperate in good faith with NantOmics to coordinate capacity planning for the Omics Services.
2.8     Authorization and Informed Consent. NantHealth will only exercise its rights under Section 2.1 if NantHealth obtains appropriate authorization and the informed consent from the applicable patient under an informed consent document approved by NantOmics (which informed consent document shall provide NantOmics with rights to Omics Data as contemplated in this Agreement).
2.9     Subsidiaries. NantHealth may authorize its Subsidiaries to exercise the rights granted to NantHealth under Section 2.1, provided that such Subsidiaries agree to comply with the terms and conditions of this Agreement to the same extent that they apply to NantHealth. NantHealth shall be responsible for the acts and omissions of such Subsidiaries which, for purposes of this Agreement, shall be deemed to be the acts and omissions of NantHealth.
2.10     Personnel. Each Party will use a reasonably adequate number of qualified personnel with suitable training, education, experience and skill to enable such Party to perform under this Agreement. The

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL

Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Parties agree to use their reasonable efforts to promptly resolve any good faith complaints regarding any of the other Party’s personnel, or otherwise concerning the value or efficacy of any Services or other functions performed by or on behalf of a Party in connection with this Agreement.
2.11     Other Services. The Parties may agree, from time to time, for NantOmics to provide Other Services to NantHealth, in which case the Parties shall discuss in good faith and mutually agree upon the applicable rates for such Services.
3.    Revenue Share and Payment Terms.
3.1     Revenue Share. Unless otherwise agreed by the Parties on a case-by-case basis, (i) NantHealth shall pay to NantOmics [***] and (ii) with respect to any of the Other Services provided by NantOmics, NantOmics may invoice NantHealth for such Other Services on a monthly basis and such invoices shall be due and payable by NantHealth within 45 days of receipt; [***]. Subject to the foregoing and any restrictions expressly set forth in this Agreement or as may be separately agreed in writing by the Parties, NantHealth will have the right, in its sole discretion, to determine the fees charged to Institutional Customers for the Omics Services resold pursuant to the Agreement and NantHealth’s delay in collecting, or failure to collect, fees from customers shall not affect NantHealth’s obligation to pay NantOmics the applicable fees for the Omics Services. Further, except as expressly set forth in this Agreement, NantHealth shall have no recourse to NantOmics for any amounts refunded to an Institutional Customer to resolve any deficiencies in the Omics Services or the content contained in the Omics Reports.
[***]
3.2     Annual Minimum. NantHealth agrees to pay NantOmics a non-cancellable annual minimum in fees in the amount of (a) $2,000,000 for each calendar year during the Initial Term beginning with and for the 2016 calendar year (i.e., $2 million for each of the 2016-2020 calendar years), (b) $25,000,000 for each calendar year during the Initial Exclusive Renewal Term (i.e., $25 million for each of the 2021-2023 calendar years) and (c) $50,000,000 for each calendar year during the Additional Exclusive Renewal Terms (i.e., $50 million for each of the 2024-2029 calendar years) (the “Annual Minimum”). The Annual Minimum shall be pro-rated on a per day basis if this Agreement is terminated on a date other than December 31 (i.e., ($2,000,000, $25,000,000 or $50,000,000 as applicable ÷ total number of days in such calendar year) multiplied by the number of days that have occurred up to the date of termination). If, at the end of any calendar year or, if applicable, the termination date, the total fees paid and payable to NantOmics for such calendar year are less than the Annual Minimum, NantHealth shall pay to NantOmics the difference between the amounts paid and payable and the Annual Minimum (the “True-up Payment”). The True-up Payment shall be due and payable to NantOmics within forty-five (45) days after the end of such calendar year or, if applicable, the termination date.
3.3     Expenses. Unless otherwise expressly set forth in this Agreement, each Party will bear all of its own costs and expenses incurred in connection with this Agreement or its performance hereunder, including any development costs, sales and marketing costs, and support costs.
3.4     Taxes. All fees for the Services are exclusive of any taxes, duties or other similar governmental charges (collectively, “Taxes”). If NantOmics is required by law to collect any Taxes for the provision or supply of any Services hereunder, then NantHealth will pay such Taxes or present an exemption certificate acceptable to the taxation authorities, provided that such Taxes are billed as a separate item on each invoice.

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL

Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.5     Records and Audits. NantHealth shall keep accurate records (together with supporting documentation) of Services sold pursuant to this Agreement, appropriate to determine the amount of fees and other monies due to NantOmics hereunder. Such records shall be retained for at least two (2) years following the end of the Term. Upon at least thirty (30) days prior written notice to NantHealth, NantOmics will be entitled to retain, at its own expense, an independent certified public accounting firm reasonably acceptable to Nant Health (the “Auditor”), solely for the purpose of auditing those records (which shall not include access or examination of any systems) that are reasonably necessary to determine NantHealth’s compliance with its payment obligations under this Agreement. Prior to any audit, the Auditor will be required to sign a confidentiality and/or non-disclosure agreement reasonably acceptable to NantHealth, and the results of the audit and all information reviewed during such audit will be deemed the NantHealth’s Confidential Information. Such audit shall be conducted in accordance with generally accepted auditing standards, during NantHealth’s customary business hours, and according to its customary office policies and procedures. NantOmics shall be entitled to one audit per calendar year during the Term and during the two (2) years thereafter. Upon the conclusion of an audit, the period covered during such an audit may not be reexamined in any subsequent audit. If an audit discloses that NantHealth has underpaid NantOmics an amount that is more than five percent (5%) of the amount actually due under this Agreement during any 6 month period, then NantHealth shall pay all reasonable expenses of the Auditor directly incurred by NantOmics Party for such audit in addition to the underpaid amount disclosed through such audit and due under this Agreement.
3.6     License. In addition to the fees payable to NantOmics under this Agreement, in further consideration of the rights granted to NantHealth hereunder, NantHealth has entered into the License Agreement with NantOmics as of the Effective Date.
4.    Licenses and Intellectual Property Ownership.
4.1    Reserved.
4.2    Trademarks.
(a)    Subject to the terms and conditions of this Agreement and only to the extent required by applicable laws, rules or regulations, NantOmics hereby grants to NantHealth and its Subsidiaries a non-exclusive, non-transferable (except in accordance with Section 16.4) right and license to use the NantOmics Marks in connection with the marketing, sale and provision of Omics Services hereunder and to otherwise fulfill the terms of this Agreement.
(b)    NantHealth’s and its Subsidiaries’ use of the NantOmics Marks as contemplated by Section 4.2(a) above must be in accordance with the NantOmics’ trademark use guidelines and instructions, if any, furnished in writing from time to time. NantOmics will give NantHealth written notice of any changes to such specifications or guidelines, and will give NantHealth a reasonable time to modify its use of the NantOmics Marks to comply therewith.
(c)    All goodwill in and to the NantOmics Marks will inure solely to the benefit of NantOmics.
4.3     Omics Reports. Subject to the terms and conditions of this Agreement, NantOmics hereby grants to NantHealth a non-exclusive, non-transferable (except in accordance with Section 16.4), right and license to distribute the Omics Reports solely to the applicable requisitioning physicians.

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL

Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.4     Omics Data. Subject to the terms and conditions of this Agreement, NantOmics hereby grants to NantHealth a non-exclusive, non-transferable (except in accordance with Section 16.4), right and license to use Omics Data collected by or for NantHealth as reasonably necessary to perform Omics Transactional Activities.
4.5     Restrictions. NantHealth agrees that it will not, and will not permit others to: (a) reverse engineer, disassemble, decompile, decode, modify or adapt any aspect of the technology platform used by NantOmics to provide the NantOmics Services or otherwise attempt to derive or gain access to the source code or algorithms thereof, in whole or in part; (b) remove, obscure or alter from any NantOmics marketing materials or Omics Service reports any titles, trademarks, or copyright, patent or other proprietary or restrictive legends or notices, or any end user warning or advisory, affixed to or contained therein or thereon; (c) release to a third party the results of any evaluation or testing of any Omics Services without NantOmics prior written approval; (d) otherwise market or sell any Omics Service or use any NantOmics Marks or NantOmics marketing materials except as expressly set forth this Agreement or otherwise agreed in writing.
4.6     Ownership, Reservation of Rights. Other than the express license rights granted by NantOmics in Sections 4.1 through 4.4 above, (a) NantOmics and its licensors reserve, retain and shall own all right, title, and interest (including intellectual property rights) in and to the Omics Services, Omics Platform, NantOmics Marks, NantOmics marketing materials, Omics Reports, Omics Data and all other data, information, discoveries and inventions (including any improvements modifications or derivative works of any of the foregoing) created by either party, alone or with others, in connection with the foregoing or this Agreement (collectively, the “Omics Materials”) and (b) neither NantHealth nor any third party: (i) has or will have, acquire or claim any right, title, or interest in or to any of the Omics Materials; or (ii) has or will have any right or license to, and shall not, use any of the Omics Materials. For the avoidance of doubt, and without limitation of the foregoing, the Omics Materials constitute the Confidential Information of NantOmics and shall include any and all companion diagnostic, biomarker, neoantigen, neoepitope and other discoveries and inventions arising from the Omics Services, Omics Reports and/or Omics Data. NantHealth and its Affiliates agree to assign and do hereby assign any right, title or interest it may have in and to the Omics Materials to NantOmics. NantHealth and its Affiliates covenant that they will not take any action inconsistent with NantOmics’ or its licensors’ ownership and interests set forth in this Section 4.6, or assist any Person in doing the same, including, for the avoidance of doubt, asserting any claim or suit that the Omics Materials (or any use thereof or operation of NantOmics’ business) infringes any intellectual property right owned or controlled by NantHealth or its Affiliates. In no event will any transaction contemplated by this Agreement be construed as a sale or assignment of NantOmics’ intellectual property. Furthermore and for the avoidance of doubt, NantOmics expressly reserves, and NantHealth may not exercise, any and all rights with respect to the Omics Services outside the Commercial Field of Use.
5.    Other Covenants.
5.1     Insurance. During the Term, at such Party’s expense, each Party will maintain policies of insurance with insurance companies having a financial strength rating no lower than “A-” and a size category not lower than “XII” as rated by the A.M. Best Company, and in amounts which are reasonable and prudent in light of such Party’s business, potential liabilities to the other Party hereunder, and other relevant factors, including the following: (i) Commercial General Liability insurance with limits not less than One Million U.S. Dollars ($1,000,000) combined single limit per occurrence and Two Million U.S. Dollars ($2,000,000) aggregate for products, completed operations, personal injury (including death) and property damage arising

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL

Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

out of this Agreement; (ii) Errors and Omissions insurance with limits of at least Five Million U.S. Dollars ($5,000,000) per occurrence and in the aggregate; and (iii) Workers’ Compensation insurance with applicable statutory limits. The policies must contain no exclusions for sole proprietors, executive officers, partners or members and must have waivers of subrogation.
5.2     Subcontractors. NantOmics may subcontract its obligations under this Agreement to a third party. NantOmics will remain responsible to NantHealth for any performance of its obligations hereunder notwithstanding the permitted engagement of any such third party.
5.3     Further Assurances. Each Party will, upon the reasonable request of the other Party and at the requesting Party’s sole cost and expense, promptly execute such documents and perform such acts as may be necessary to give full effect to the terms of this Agreement.
5.4     Compliance with Laws. Each Party will comply with all applicable Laws, governmental requirements, and industry standards, including those with respect to privacy, data protection, portability, or accountability, applicable to such Party or its personnel with respect to the Omics Services and the performance of its obligations and exercise of its rights under this Agreement. Neither Party will, nor permit any third parties to, export, re-export, or release, directly or indirectly, any Controlled Technology to any country or jurisdiction to which the export, re-export, or release of any Controlled Technology (a) is prohibited by applicable Law or (b) without first completing all required undertakings (including obtaining any necessary export license or other governmental approval). As used herein, “Controlled Technology” means any software, documentation, technology, or other technical data, or any products that include or use any of the foregoing, of which the export, re-export, or release to certain jurisdictions or countries is prohibited or requires an export license or other governmental approval under any Law, including the U.S. Export Administration Act and its associated regulations.
6.    Force Majeure.
6.1     Force Majeure. Neither Party will be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, when and to the extent such failure or delay is caused by (a) acts of God; (b) flood, fire, or explosion; (c) war, terrorism, invasion, riot, or other civil unrest; or (d) embargoes or blockades in effect on or after the Effective Date (each of the foregoing, a “Force Majeure Event”);
6.2     Obligations. Section 6.1 and Section 14.3 will only apply to the extent (a) the Force Majeure Event is outside the reasonable control of the affected Party and is not due to the affected Party’s fault or negligence; (b) the affected Party provides notice of the Force Majeure Event to the other Party, stating the period of time the occurrence is expected to continue; and (c) the affected Party uses diligent efforts to end the failure or delay and minimize the effects of such Force Majeure Event.
7.    Regulatory Matters.
7.1     Privacy and Security Matters. The Parties agrees that protected health information exchanged in connection with this Agreement shall be governed by that certain Bilateral Business Associate Agreement executed by the Parties (“BAA”).
7.2    Regulation.

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL

Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a)    If and to the extent any Omics Service is subject to regulation by the FDA or other governmental authority, NantOmics shall fulfill, and NantHealth shall provide reasonable assistance and cooperation so that NantOmics can fulfill, all corresponding regulatory requirements, including compliance with all applicable Laws related to premarket clearance or approval, marketing, sale and distribution of the Omics Service (and upon NantHealth’s request, NantOmics will provide NantHealth with any such clearance or approval documentation to support the marketing of the Omics Service).
(b)    Unless expressly agreed by NantOmics in writing on a case-by-case basis, NantHealth will not seek any licenses, permits or approvals or make any determinations that may result in imposition of any obligations or limitations on NantOmics with respect to the regulatory status of any of Omics Service.
(c)    If NantOmics decides to seek, or permits NantHealth to seek, any licenses, permits, or approvals or to take any action that may result in any Omics Service being deemed regulated by the FDA or that may otherwise materially impact the regulatory status of any Omics Offering, then NantOmics will inform NantHealth and the Parties will work together to minimize the effect of such regulation, obligation or limitation, to the extent reasonably practicable.
7.3     Omnibus Reconciliation Act of 1980. As applicable under the Omnibus Reconciliation Act of 1980, until the expiration of four (4) years after the furnishing of Services pursuant to this Agreement, each Party will, upon receipt of written request, and if then requested to make such information available under the then-existing Law, make available to the Secretary of the U.S. Department of Health and Human Services, the Comptroller General of the U.S. Department of Secretary of Health and Human Services, or any of their fully-authorized representatives, the books, documents, and/or records of such Party that are necessary to verify the nature and extent of costs associated therewith. The record keeping and disclosure provisions of this Section 7.3 will apply to all services provided, offered or sold a Party hereunder, but will be applicable only if a Party receives remuneration in the amount of $10,000 or more with regard to such services performed in relation to a single customer.
8.    Confidentiality.
8.1     Obligations. From time to time in connection with this Agreement, either Party (as the “Disclosing Party”) has or may disclose or make available to the other Party or its Affiliates (each, the “Receiving Party”) Confidential Information, whether before or after the Effective Date. In such cases, and subject to the exceptions and limitations expressly set forth in this Agreement, the Receiving Party will (a) not use the Disclosing Party’s Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement; and (b) not disclose the Disclosing Party’s Confidential Information to any Person except to its Representatives who need to know the Confidential Information in order to assist the Receiving Party, or to act on its behalf, in exercising the Receiving Party’s rights or performing the Receiving Party’s obligations under this Agreement, where such Representatives are themselves bound by nondisclosure agreements or obligations as least as restrictive as those set forth in this Section 8.1. The Receiving Party will be responsible for any breach of, or non-compliance with, this Section 8.1 by its Representatives. The obligation not to use or disclose a Party’s Confidential Information will remain in effect until one of the exceptions in Section 8.2 occurs.
8.2     Exceptions. The restrictions set forth in Section 8.1 will not apply to Confidential Information that, at the time of disclosure to or receipt by the Receiving Party or its Representatives: (a) is in the public domain or is or becomes generally available to and known by the public other than resulting from, directly

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL

Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

or indirectly, any breach of this Section 8 by the Receiving Party or its Representatives; (b) is or becomes available to the Receiving Party or any of its Representatives on a non-confidential basis from a third party; provided, that such third party is not and was not prohibited from disclosing the Confidential Information; or (c) was or is independently developed by the Receiving Party or its Representatives without reference to or use of, in whole or in part, any of the Disclosing Party’s Confidential Information.
8.3     Legally Required Disclosure. Notwithstanding anything in this Section 8 to the contrary, if a Receiving Party or any of its Representatives is required pursuant to applicable Law or the rules or regulations of a stock exchange or similar self-regulatory authority, to disclose any of the Disclosing Party’s Confidential Information, then the Receiving Party agrees, to the extent legally permissible and as soon as reasonably practicable, to provide the Disclosing Party with written notice of the event so that the Disclosing Party may, at the Disclosing Party’s expense, seek a protective order or other remedy. The Receiving Party or its Representative (as applicable) will use its commercially reasonable efforts to consult with the Disclosing Party with respect to any effort by the Disclosing Party to resist or narrow the scope of such requirement or request, or to seek such protective order or other remedy. If such protective order or other remedy is not obtained, then the Receiving Party or its Representative (as applicable): (a) may, without liability, disclose that portion of the Disclosing Party’s Confidential Information that it is required to disclose; and (b) will use its commercially reasonable efforts to have confidential treatment accorded to the Confidential Information so disclosed. Furthermore, Section 8 will not apply to the disclosure of Confidential Information if such disclosure is necessary to establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary. Any information disclosed pursuant to this Section 8.3 will retain its confidential status for all other purposes.
8.4     Effect of Termination. Upon termination of this Agreement, at the Disclosing Party’s request, the Receiving Party will, and will cause its Representatives (and, if applicable, its Affiliates) to, promptly return or destroy (at the Receiving Party’s option) all Confidential Information received from the Disclosing Party in tangible form, together with all copies thereof, in such Person’s possession; provided, however, that the Receiving Party may keep one (1) copy of the Disclosing Party’s Confidential Information: (a) to the extent necessary to exercise its surviving rights and perform its surviving obligations hereunder; (b) to the extent required to be maintained pursuant to applicable law or to satisfy the Receiving Party’s record retention obligations and (c) in accordance with its corporate security and/or disaster recovery procedures, to the extent such Confidential Information is in electronic form. The Receiving Party will, upon request, promptly certify in writing that it has complied with the obligations of this Section 8.4.
8.5     Protected Health Information. For the avoidance of doubt, the use and protection of protected health information received by a Party or its Representatives hereunder will be governed by the BAA.
9.    Public Announcements.
9.1     Publicity. Except as may be required by applicable Law or the rules or regulations of a stock exchange or similar self-regulatory authority, neither Party will issue or release any public announcement, statement, press release or other publicity relating to this Agreement without the prior written consent of the other Party.
9.2     Use of Marks. Except as expressly authorized by this Agreement, neither Party will use the other Party’s trademarks, service marks, trade names, logos, domain names or other indicia of source, origin, association or sponsorship, without the prior written consent of the other Party.

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL

Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.    Representations and Warranties.
10.1     Mutual Representations and Warranties. Each Party represents and warrants to the other Party that: (a) it is duly formed, validly existing, and in good standing as a limited liability company under the Laws of its jurisdiction of formation; (b) it has, and throughout the term of this Agreement and any Customer Agreement will retain, the full right, power, and authority to enter into this Agreement, to grant the rights it grants hereunder and to perform its obligations under this Agreement; (c) its execution of this Agreement has been duly authorized by all necessary organizational action of such Party; (d) when executed and delivered by it, this Agreement will constitute its legal, valid, and binding obligation, enforceable against it in accordance with its terms; and (e) its execution, delivery, and performance of its obligations under this Agreement does not and will not violate any judgment, order, decree, or applicable Law, nor does it or will it violate any agreement to which it is a party.
10.2     Disclaimer. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, WITH RESPECT TO THIS AGREEMENT OR ANY SUBJECT MATTER HEREOF. NEITHER PARTY SHALL MAKE ANY REPRESENTATIONS OR WARRANTIES REGARDING THE OTHER PARTY’S PRODUCTS OR SERVICES OTHER THAN THOSE SET FORTH IN THIS AGREEMENT.
11.    Indemnification.
11.1     Indemnification. Subject to the provisions of this Section 11, each Party (the “Indemnifying Party”) agrees to defend the other Party and its Representatives, and all of such Persons’ successors and assigns (collectively, the “Indemnified Persons”), from and against any and all third party Claims, and indemnify and hold the Indemnified Persons harmless from and against any and all Losses incurred or sustained by the Indemnified Persons, or any of them, to the extent such Claim and related Loss is a result of any of the following:
    (a)    any violation of applicable Law by the Indemnifying Party;
(b)    any gross negligence or willful misconduct in connection with its performance of any covenant or agreement applicable to Indemnifying Party contained in this Agreement (including the performance of the Services), including any personal injury, death, or damage to tangible personal or real property; except any of the foregoing based on allegations of medical malpractice or liability arising out of delivery of (or a failure to deliver) medical care;
(c)    taxes assessed or claimed against any of the Indemnified Persons that are obligations of the Indemnifying Party in connection with this Agreement or which result from the breach of this Agreement by the Indemnifying Party; and
(d)    any Claims that the Indemnifying Party’s services, products, marketing materials or any use, promotion, marketing, distribution, sale or delivery thereof as permitted and in accordance with this Agreement, infringe, misappropriate, or violate any intellectual property or other rights of a third party, including any damages suffered by Indemnified Persons’ customers as a result thereof for which the Indemnified Persons are liable.
11.2    Infringement Remedy.

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL

Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a)    In the event of a Claim that the Indemnifying Party’s services, products, or marketing materials, or any use, promotion, marketing, distribution, sale or delivery thereof in accordance with this Agreement, infringe, misappropriate, or violate any intellectual property right of a third party, or if any use of any of such item (or any respective component thereof) is enjoined or threatened to be enjoined, then the Indemnifying Party will, at its sole cost and expense, (i) procure for the Indemnified Persons the right to continue to receive and use such item to the full extent contemplated by this Agreement; or (ii) modify or replace the elements that infringe or are alleged to infringe to make them non-infringing while providing reasonably equivalent services, features and/or functionality (as applicable).
(b)    If, in Indemnifying Party’s discretion, none of the options set forth in Section 11.2(a) are commercially practicable, then either Party will have the right to terminate this Agreement with respect to the applicable products or services immediately.
(c)    The remedies set forth in this Section 11.2 are in addition to, and not in lieu of, all other remedies that may be available to the Indemnified Persons under this Agreement or otherwise, including the Indemnified Persons’ right to indemnification pursuant to Section 11.1.
11.3     Exclusions from Indemnification. Notwithstanding Sections 11.1 and 11.2 above, the Indemnifying Party will have no obligation or liability under this Section 11 for any Claim or action regarding any Claim resulting from any of the following: (a) modifications to the Indemnifying Party’s services, products or marketing materials made pursuant to the Indemnified Persons’ designs, specifications, or instructions; (b) modifications to the Indemnifying Party’s services, products, or marketing materials by anyone other than the Indemnifying Party, other than modifications authorized in writing by the Indemnifying Party; (c) the combination, operation, or use of Indemnifying Party’s services, products or marketing materials with other products, processes, or materials if the Indemnifying Party’s services, products or marketing materials themselves do not infringe; (d) Indemnified Persons’ or its customers’ continued engagement in allegedly infringing activities after receipt of notice from the Indemnifying Party of a Claim and after being provided with modifications that would have avoided the alleged infringement; or (e) any marketing, sale or use of the Indemnifying Party’s services, products or marketing materials that is not in compliance with this Agreement.
11.4    Indemnification Procedure.
(a)    A Person seeking defense and indemnification under this Section 11 (the “Indemnified Person”) will promptly notify the Party from whom defense and indemnification is being sought (the “Indemnifying Party”) in writing, describing the circumstances, in reasonable detail, for which it seek defense and indemnification.
(b)    Upon notice of a Claim, the Indemnifying Party will immediately assume the investigation and defense of such Claim, and, in connection therewith, will employ counsel of its own choosing at its sole cost and expense. At the Indemnifying Party’s request and expense, the Indemnified Person will provide reasonable cooperation in connection with the investigation and defense of such Claim; provided, however, that the Indemnified Person will not be required to disclose any confidential information which it does not have the right to disclose or to waive any privilege. The Indemnified Person may also participate in and observe (but not control) the investigation and defense of such Claim, at its own cost and expense and with counsel of its choosing.

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL

Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)    If the Indemnifying Party fails to defend a Claim hereunder within a reasonable amount of time after receiving notice thereof, the Indemnified Person will have the right, but not the obligation, and without waiving any of its other rights hereunder, to undertake the defense of and to compromise or settle such Claim, on behalf of and at the risk and expense of the Indemnifying Party.
(d)    The Indemnifying Party will not settle any Claim in a manner that adversely affects the rights or assets, or restrains or interferes with the business or operations of, the Indemnified Person or its Affiliates, or which involves an admission of liability of behalf of the Indemnified Person or its Affiliates, or imposes any obligation upon the Indemnified Person that the Indemnifying Party does not discharge, in each case without the Indemnified Person’s prior written consent (which shall not be unreasonably withheld).
(e)    An Indemnified Person’s failure to perform any obligations under this Section 11.4 will not diminish an Indemnifying Party’s obligations hereunder, except to the extent that the Indemnifying Party can demonstrate that it has been materially prejudiced as a result of such failure.
12.    Limitation of Liability.
12.1     Limitation of Liability. EXCEPT AS OTHERWISE SET FORTH IN SECTION 12.3, IN NO EVENT WILL A PARTY’S LIABILITY UNDER THIS AGREEMENT EXCEED THE GREATER OF: (i) AGGREGATE FEES AND REIMBURSABLE EXPENSES PAID TO NANTOMICS UNDER THIS AGREEMENT (INCLUDING AMOUNTS ALREADY PAID AND AMOUNTS THAT HAVE ACCRUED BUT NOT YET BEEN PAID) IN THE EIGHTEEN (18) MONTH PERIOD PRECEDING THE CLAIM AND (ii) ONE MILLION DOLLARS ($1,000,000).
12.2     EXCLUSION OF CONSEQUENTIAL DAMAGES. EXCEPT AS OTHERWISE SET FORTH IN SECTION 12.3, IN NO EVENT WILL ANY PARTY BE LIABLE UNDER THIS AGREEMENT FOR ANY LOST PROFITS OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN NOTIFIED OF THE POTENTIAL FOR SUCH DAMAGES, OR WHETHER SUCH DAMAGES WERE REASONABLY FORESEEABLE, OR WHETHER ANY CLAIM FOR RECOVERY IS BASED ON THEORIES OF CONTRACT, TORT, OR OTHERWISE.
12.3    Exceptions. The exclusions in Section 12.1 and 12.2 will not apply to (a) Losses arising out of or relating to a Party’s knowing or negligent failure to comply with its obligations under Section 4 (Licenses and Intellectual Property Ownership) or Section 7 (Regulatory Matters) or failure to comply with Section 8 (Confidentiality); (b) amounts finally awarded by a court of competent jurisdiction to third party claimants which are obligated to be covered under a Party’s indemnification obligations under Section 11; (c) Losses arising from a Party’s gross negligence or more culpable conduct, including any willful misconduct or intentionally wrongful acts; or (d) a Party’s obligation to pay attorneys’ fees and other costs pursuant to Section 16.9(e)
12.4     Essential Basis. THE DISCLAIMERS, EXCLUSIONS AND LIMITATIONS OF LIABILITY SET FORTH IN THIS AGREEMENT FORM AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES AND, ABSENT ANY OF SUCH DISCLAIMERS, EXCLUSIONS OR LIMITATIONS OF LIABILITY, THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE ECONOMIC TERMS, WOULD BE SUBSTANTIALLY DIFFERENT. THE DISCLAIMERS, EXCLUSIONS AND LIMITATIONS OF LIABILITY SET FORTH IN THIS AGREEMENT WILL APPLY TO THE MAXIMUM

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL

Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXTENT PERMITTED BY APPLICABLE LAW, EVEN IF ANY REMEDY FAILS ITS ESSENTIAL PURPOSE.
13.    Term.
13.1     Initial Term. The initial term of this Agreement commences on the Effective Date and will continue in effect until December 31, 2020, unless terminated earlier pursuant to Section 14 (the “Initial Term”). The Initial Term, together with each Exclusive Renewal Term (if any) and the Non-Exclusive Renewal Term (as defined below), are collectively referred to as the “Term”.
13.2    Renewal Options.
(a)    If NantHealth meets the applicable Renewal Threshold set forth below for the Initial Term, NantHealth may, at its option, renew this Agreement (with exclusivity under Section 2.2) for an additional three (3) years (i.e., through December 31, 2023) by providing NantOmics with written notice of its election to renew at least ninety (90) days prior to the end of the Initial Term (the “Initial Exclusive Renewal Term”).
(b)    Following the Initial Exclusive Renewal Term, NantHealth may, at its option, renew this Agreement (with exclusivity under Section 2.2) for up to two (2) additional three (3) year periods (i.e., through December 31, 2026 for the first renewal option and through December 31, 2029 for the second renewal option) (each, an “Additional Exclusive Renewal Term”) by providing NantOmics with written notice at least ninety (90) days prior to the end of the then-current renewal term, if NantHealth meets the applicable Renewal Threshold for the then-current renewal term. The Initial Exclusive Renewal Term and each Additional Exclusive Renewal Term are collectively referred to as the “Exclusive Renewal Terms.”
(c)    The “Renewal Threshold” for the Initial Term and each Exclusive Renewal Term is set forth in the table below:

Renewal Threshold
Initial Term	300,000 Omics Service tests completed between the Effective Date and June 30, 2020
First Exclusive Renewal Term	570,000 Omics Service tests completed between July 1, 2020 and June 30, 2023
Second Exclusive Renewal Term	760,000 Omics Service tests completed between July 1, 2023 and June 30, 2026

(d)    If this Agreement is not renewed for an Exclusive Renewal Term as provided above, then NantHealth may, at its option at the end of the Initial Term or the first or second Exclusive Renewal Term (as applicable), renew this Agreement on a non-exclusive basis for one additional three (3) year term (the “Non-Exclusive Renewal Term”) by providing NantOmics with written notice at least ninety (90) days prior to the end of the Initial Term or such Exclusive Renewal Term, in which case the exclusive rights granted to NantHealth under Section 2.2 shall not renew and shall automatically terminate as of the last day of the Initial Term or such Exclusive Renewal Term.
(e)    For the avoidance of doubt, this Agreement shall automatically expire (i) at the end of the Initial Term or the first or second Exclusive Renewal Term, unless renewed by NantHealth as expressly

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL

Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

provided above or (ii) in any case, at the end of the third Exclusive Renewal Term or Non-Exclusive Renewal Term.
14.    Termination.
14.1     Termination for Cause. Either Party may terminate this Agreement, immediately upon written notice to the other Party, if the other Party materially breaches this Agreement and such breach (a) is incapable of cure or (b) being capable of cure, remains uncured thirty (30) days after the breaching Party receives written notice from the non-breaching Party thereof.
14.2     Termination for Insolvency. Either Party may terminate this Agreement, immediately upon written notice to the other Party, if the other Party: (a) becomes insolvent or admits inability to pay its debts generally as they become due; (b) becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency Law, which is not fully stayed within seven (7) days or is not dismissed or vacated within forty-five (45) days after filing; (c) is dissolved or liquidated or takes any action for such purpose; (d) makes a general assignment for the benefit of creditors; or (e) has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any portion of its property or business (and such appointment is not discontinued within sixty (60) days thereafter).
14.3     Termination for Force Majeure. Subject to Section 6.2, either Party may terminate this Agreement, immediately upon written notice to the other Party, if a Force Majeure Event affecting the other Party continues substantially uninterrupted for a period of thirty (30) days or more.
14.4     Termination for Exclusion. Either Party may terminate this Agreement, immediately upon written notice to the other Party, if the other Party is debarred, excluded, suspended or otherwise determined to be ineligible to participate in federal healthcare programs (collectively, “Excluded” or “Exclusion”). Accordingly, the Excluded Party will provide the other Party with prompt written notice if it (a) receives notice of action or threat of action with respect to its Exclusion during the term of this Agreement; or (b) becomes Excluded.
14.5     Termination for Convenience. NantHealth may terminate this Agreement at any time for any reason upon providing at least six (6) months prior written notice to NantOmics.
14.6    Effect of Termination.
(a)    The termination of this Agreement will not have the effect of terminating any Customer Agreement entered into prior to the effective date of termination. Each Party will continue to honor commitments made under the terms and conditions of each such Customer Agreement for up to three (3) years after the effective date of termination of this Agreement, including the provision of Services to/for such Institutional Customers for such three (3) year period. NantHealth will continue to make payments to NantOmics with respect to each Customer Agreement still in effect in accordance with this Agreement.
(b)    Upon termination of this Agreement, except in connection with the rights and obligations set forth in this Section 14.6, (i) NantHealth shall promptly cease all use of the NantOmic’s Marks and all marketing and sales-related efforts with respect to the Omics Services; (ii) NantHealth will promptly cease to solicit or procure orders/transactions for Omics Services; (iii) NantHealth shall promptly deliver a copy of all Omics Data in its possession and return to NantOmics all copies of NantOmic’s marketing and related

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL

Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

materials; (iv) NantHealth shall promptly discontinue its use of Omics Data and delete and otherwise remove or destroy all other copies of any Omics Data that is in NantHealth’s possession or control; and (v) each Party will provide reasonable cooperation and assistance to the other Party in transitioning Institutional Customers to NantOmics for the continued provision of Omics Services.
15.    Survival. The provisions of Sections 1 (Definitions), 3.3 (Expenses), 3.4 (Taxes), 3.5 (Records and Audits), 4.5 (Restrictions), 4.6 (Ownership, Reservation of Rights), 6 (Force Majeure), 8 (Confidentiality), 10.2 (Disclaimer), 11 (Indemnification), 12 (Limitation of Liability), 14.6 (Effect of Termination), 15 (Survival), and 16 (Miscellaneous) will survive and continue after expiration or termination of this Agreement indefinitely. The provisions of Sections 2.3 (Customer Engagement, Billing and Order Processing) through 2.11 (Other Services), 3.1 (Revenue Share), 5 (Other Covenants), 7 (Regulatory Matters) and 10.1 (Mutual Representations and Warranties) will survive and continue after termination of this Agreement for the full duration of any Customer Agreement, but in each case solely with respect to any such continuing Customer Agreement. In addition, the rights and obligations of any Party which, by their nature, extend beyond the termination of this Agreement will continue in full force and effect notwithstanding the termination of this Agreement.
16.    Miscellaneous.
16.1     Relationship of the Parties. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement will be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties. Neither Party will have authority to contract for or bind the other Party in any manner whatsoever, except as expressly set forth in this Agreement.
16.2     Notices. All notices hereunder will be in writing and addressed to a Party at the address set forth under such Party’s name on the signature page hereto (or as otherwise specified by a Party in a notice given in accordance with this Section 16.2). Notices sent in accordance with this Section 16.2 will be deemed effectively given: (a) when received, if delivered by hand (with written confirmation of receipt); (b) when received, if sent by a nationally recognized overnight courier (receipt requested); or (c) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.
16.3     Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” will be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Sections and Exhibits refer to the sections of, and exhibits attached to, this Agreement; (ii) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing an instrument to be drafted. The Exhibits referred to herein will be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings in this Agreement are for reference only and will not affect the interpretation of this Agreement.

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL

Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

16.4     Assignment. Neither Party may assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement, in each case whether voluntarily or involuntarily, without the other Party’s prior written consent, which will not be unreasonably withheld, conditioned, or delayed; provided, however, that NantOmics may assign this Agreement to an Affiliate with the capability to provide and perform the NantOmics Services or in connection with the sale of all or substantially all of the assets to which this Agreement relates. Any assignment, delegation, or other transfer without such prior written consent will be null and void. This Agreement is binding upon and inures to the benefit of the Parties and their respective permitted successors and assigns.
16.5     No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties, their respective permitted successors and assigns, and the Indemnified Persons, and nothing herein, express or implied, is intended to or will confer on any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.
16.6    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
16.7     Severability. If any provision of this Agreement or the application thereof to any Party or circumstances is declared void, illegal, or unenforceable, then the remainder of this Agreement will be valid and enforceable to the extent permitted by applicable Law.
16.8     Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of California applicable to agreements made and to be performed wholly within that State without regard to its conflicts of laws provisions.
16.9    Dispute Resolution.
(a)    Informal Resolution. Except as otherwise provided in this Agreement, in the event of any dispute, claim, or controversy arising under, out of, or in connection with this Agreement (a “Dispute”), including as to the breach, performance, or interpretation of this Agreement or the rights, duties or liabilities of either Party hereunder, the Parties will first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. If such Dispute is not resolved on an informal basis within thirty (30) days, each Party may, at its sole discretion, seek resolution of such matter in accordance with Section 16.9 and exercise its rights according to any other applicable sections of this Agreement, including, but not limited to, Section 14.
(b)    Arbitration. Except as otherwise expressly provided in this Section, if the Parties do not reach a mutually acceptable resolution pursuant to Section 16.9(a) as to a Dispute, the Dispute shall be referred for resolution by final, binding arbitration in accordance with the provisions of this Section. The arbitration shall be conducted by the American Arbitration Association (or any successor entity thereto) (“AAA”) under its rules of commercial arbitration then in effect, except as modified in this Agreement. The arbitration shall be conducted in the English language, by a single arbitrator knowledgeable in the subject matter at issue in the Dispute and acceptable to both Parties; provided, however, that the Parties may by

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL

Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

mutual agreement elect to have the arbitration conducted by a panel of three arbitrators (such single arbitrator or panel, the “Arbitrator”). The Arbitrator shall, if appropriate, engage an independent expert with experience in the subject matter of the Dispute to advise the Arbitrator.
(i)    With respect to any Dispute referred to arbitration pursuant to this Section 16.9, the Parties and the Arbitrator shall use all reasonable efforts to complete any such arbitration within three (3) months from the issuance of notice of a referral of any such Dispute to arbitration. The Arbitrator shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the Parties must expend for discovery; provided that the Arbitrator shall permit such discovery as he or she deems necessary to permit an equitable resolution of the Dispute.
(ii)    The decision of the Arbitrator shall be the sole, exclusive, and binding remedy between them regarding the Dispute presented to the Arbitrator. Any decision of the Arbitrator may be entered in a court of competent jurisdiction for judicial recognition of the decision and an order of enforcement. The arbitration proceedings and the decision of the Arbitrator shall not be made public without the joint consent of the Parties, and each Party shall maintain the confidentiality of such proceedings and decision.
(iii)    Unless otherwise agreed by the Parties, the arbitration proceedings shall be conducted in Los Angeles, California. The Parties shall share equally the cost of the arbitration filing and hearing fees, the cost of the independent expert retained by the Arbitrator, and the cost of the Arbitrator and administrative fees of AAA. Each Party shall bear its own costs and attorneys’ and witnesses’ fees and associated costs and expenses.
(c)    Temporary Relief. Pending the selection of the Arbitrator or pending the Arbitrator’s determination of the merits of any Dispute, either Party may seek appropriate interim or provisional relief from any court of competent jurisdiction as necessary to protect the rights or property of that Party.
16.10     Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.
16.11     Equitable Relief. Notwithstanding anything else in this Agreement to the contrary, each Party acknowledges that a breach by a Party of this Agreement may cause the non-breaching Party immediate and irreparable harm, for which an award of damages may not be adequate compensation and agrees that, in the event of such breach or threatened breach, the non-breaching Party will be entitled to seek equitable relief, including in the form of orders for preliminary or permanent injunction, specific performance, interim or conservatory relief, and any other relief that may be available for any court, and the Parties hereby waive any requirement for the securing or posting of any bond in connection with such relief. Such remedies will not be deemed to be exclusive but will be in addition to all other remedies available under this Agreement, at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.
16.12     Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL

Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

delivered by facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. Federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
16.13     Entire Agreement. This Agreement, together with all Exhibits and the BAA, constitutes the sole and entire agreement between the Parties solely with respect to the subject matter hereof, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein.
[Signature Page Follows]

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL

Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated NantOmics Exclusive Reseller Agreement as of the date first written above.

NantOmics, LLC	NantHealth, Inc.

By: /s/Charles Kim	By: /s/Paul Holt

Name: Charles Kim	Name: Paul Holt

Title: General Counsel	Title: CFO

Address for Notices:	Address for Notices:

9920 Jefferson Blvd.	9920 Jefferson Blvd.
Culver City, CA 90232	Culver City, CA 90232
Attention: General Counsel	Attention: President

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL

Exhibit 10.1
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A
LICENSE AGREEMENT

Attached

Second Amended and Restated NantOmics Exclusive Reseller Agreement
CONFIDENTIAL